UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 20, 2023, PaxMedica, Inc. (the “Company”) received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has demonstrated compliance with Nasdaq’s minimum equity requirement set forth in Listing Rule 5550(b)(1).

The compliance letter also notes that Nasdaq has determined to impose a Discretionary Panel Monitor under Listing Rule 5815(d)(4)(A) for a period of one year from the date of the compliance letter, to ensure that the Company demonstrates long-term compliance with Nasdaq’s continued listing requirements. Should the Company fail to maintain compliance with any continued listing requirement, the Staff of the Listing Qualifications Department of Nasdaq (the “Staff”) will issue a Delist Determination Letter and promptly schedule a new hearing with the Nasdaq Hearings Panel (the “Panel”).

Background

As previously disclosed, the Company was notified by Nasdaq on December 6, 2022 that it was not in compliance with Listing Rule 5550(b)(2) (the “Minimum Market Value of Listed Securities Requirement”), requiring it to maintain a market value of listed securities of a minimum of $35 million for a period of 30 consecutive business days. Nasdaq granted the Company a period of 180 calendar days, or until June 5, 2023, to regain compliance with the Minimum Market Value of Listed Securities Requirement or the alternative criteria. On June 12, 2023, the Company received a determination letter (“Delist Letter”) from the Staff stating that the Company had not regained compliance the Minimum Market Value of Listed Securities Requirement during the 180-day grace period. On June 20, 2023, the Company requested a hearing before the Panel to appeal the Staff’s delisting determination, which took place on August 10, 2023. On August 16, 2023, the Company received a decision from the Panel granting its request for an exception to maintain its listing on The Nasdaq Capital Market notwithstanding the failure to regain compliance with the Minimum Market Value of Listed Securities Requirement or the alternative criteria. The Company’s request was granted, subject to demonstrating compliance with the Market Value of Listed Securities or the alternative criteria set forth in Nasdaq Listing Rule 5550(b)(1), which requires the Company either have net income from continuing operations of $750,000 in the last fiscal year or two out of the prior three fiscal years, or maintain stockholders' equity of at least $2.5 million. Based on representations made by the Company, Nasdaq has provided the compliance letter referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Name:	Howard J. Weisman
Title:	Chief Executive Officer

Date: December 21, 2023